                                                                     EXHIBIT 1.1





                         RightCHOICE Managed Care, Inc.










                                3,500,000 Shares
                                  Common Stock
                                ($.01 Par Value)


                             UNDERWRITING AGREEMENT








______ __, 2001


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                         RightCHOICE Managed Care, Inc.


                                  Common Stock


                                ($.01 Par Value)


                             UNDERWRITING AGREEMENT



                                                              ________ ___, 2001


UBS Warburg LLC
Salomon Smith Barney Inc.
Fox-Pitt, Kelton Inc.
Stifel, Nicolaus & Company Incorporated


c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

          RightCHOICE Managed Care, Inc., a Delaware corporation (the "Company"), proposes to issue and sell, and The Missouri Foundation for Health, a Missouri non-profit public benefit corporation (the "Selling Stockholder"), proposes to sell, to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 3,500,000 shares (the "Firm Shares") of Common Stock, $.01 par value (the "Common Stock"), of the Company, of which 750,000 shares are to be issued and sold by the Company and 2,750,000 shares are to be sold by the Selling Stockholder as set forth under the caption "Firm Shares" in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Selling Stockholder proposes to grant to the Underwriters the option to purchase from the Selling Stockholder up to an additional 525,000 shares of Common Stock (the "Additional Shares"). The Firm Shares to be sold by the Company are sometimes referred to hereinafter as the "Company Shares", and the Firm Shares to be sold and the Additional Shares that may be sold by the Selling Stockholder are sometimes referred to hereinafter as the "Selling


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                                       -2-


Stockholder Shares". The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the prospectus which is referred to below. The Company and Selling Stockholder are hereinafter sometimes collectively referred to as the "Sellers."

          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, (File No. 333-57728) including a prospectus relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (herein referred to as the "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus."

          The Company, the Selling Stockholder and the Underwriters agree as follows:

          1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by the Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto bears to the total number of Firm Shares to be sold by the Company and the Selling Stockholder, in each case at a purchase price of $____ per Share. The Sellers are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

          In addition, the Selling Stockholder hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to

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                                       -3-


the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholder, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per Share to be paid by the Underwriters to the Company and the Selling Stockholder for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "Additional Time of Purchase"); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

          2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and the Selling Stockholder by Federal
Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on ____________, 2001 (unless another time shall be agreed to by you, the Company and the Selling Stockholder or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are actually made is hereinafter referred to as the "Time of Purchase." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the Time of Purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company and the Selling Stockholder agree to make such certificates available to you for such purpose at least one full business day preceding the Time of Purchase.


__________
(1) As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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                                       -4-


          Payment of the purchase price for the Additional Shares shall be made to the Selling Stockholder at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you by the Selling Stockholder in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the Additional Time of Purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Selling Stockholder agrees to make such certificates available to you for such purpose at least one full business day preceding the Additional Time of Purchase.

          3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

          (a) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; when the Registration Statement becomes effective, the Registration Statement and Prospectus will conform in all material respects with the applicable provisions of the Act, and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the Underwriter Information (as defined herein); the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

          (b) as of the date of this Agreement, the Company has an authorized capitalization as set forth under the heading entitled "Actual" in the section of the Registration Statement and Prospectus entitled "Capitalization" and, as of the Time of Purchase and the Additional Time of Purchase, as the case may be, the Company shall have an authorized capitalization as set forth under the heading entitled "As Adjusted" in the section of the Registration Statement and Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock (including Common Stock) of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance in all material respects with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

          (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Act) other than those subsidiaries listed in Exhibit A (collectively, the "Subsidiaries"); except as described in the Registration Statement and Prospectus with respect to The Epoch Group, L.C. ("Epoch"), the Company owns 100% of the outstanding common stock or other equity interests of the Subsidiaries; the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than (i) interests in the Subsidiaries and (ii) equity interests of one or more corporations or other entities acquired for investment purposes in the ordinary course of business and constituting as to any such corporation or entity less than 5% of the outstanding equity interests of such corporation or entity; complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Time of Purchase or, if later, the Additional Time of Purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and, except with respect to any obligations of the members of Epoch set forth in the Amended and Restated Operating Agreement of Epoch Group, L.C. dated December 29, 1995 (the "Epoch Operating Agreement"), are non-assessable and (except as otherwise described in this Section 3(d) or in the Registration Statement and Prospectus with respect to the pledge of the shares of the Company's direct Subsidiaries to secure the obligations of the Company under its credit agreement) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except for those buy-sell arrangements with respect to Epoch set forth in Section
     7.8 of the Epoch Operating Agreement;

          (e) the Company and each of its Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company and each of its Subsidiaries are in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (f) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective charter or by-laws; neither the Company nor any of its Subsidiaries is in breach of, or in default in (and no event has occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default in) the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties is bound, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will it conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or any of its Subsidiaries or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

          (g) this Agreement has been duly authorized, executed and delivered by the Company;

          (h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus, the certificates for the Shares are in due and proper form, and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (i) the Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable;

          (j) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction as contemplated hereby other than registration of the offer and sale of the Shares under the Act, which has been effected as described herein, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"), and any approvals, authorizations, consents or orders the failure to obtain or make would not adversely affect consummation of the transactions contemplated by this Agreement;

          (k)  Except as described in the Registration Statement and Prospectus:
     (i) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock or other equity interests; and (ii) no person has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any shares of Common Stock. Except as described in the Registration Statement and Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of capital stock or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of Shares contemplated thereby;

          (l) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

          (m) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, other than such licenses, authorizations, consents and approvals the failure to obtain which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (n) the Company and, as applicable, each of Healthy Alliance Life Insurance Company ("HALIC") and HMO Missouri, Inc. ("HMO Missouri") is in full compliance with the requirements of (i) the Blue Cross License Agreement, dated as of November 30, 2000, between the Company and the Blue Cross Blue Shield Association (the "BCBSA"), (ii) the Blue Shield License Agreement, dated as of November 30, 2000, between the Company and the BCBSA, (iii) the Missouri Blue Cross/Blue Shield License Addendum, dated as of November 30, 2000, between the BCBSA and the Company, (iv) the Blue Cross Controlled Affiliate License Agreement, dated as of November 30, 2000, among the Company, the BCBSA and HALIC, (v) the Blue Shield Controlled Affiliate License Agreement, dated as of November 30, 2000, among the Company, the BCBSA and HALIC, (vi) the Blue Cross Controlled Affiliate License Agreement, dated as of November 30, 2000, among the Company, the BCBSA and HMO Missouri and (vii) the Blue Shield Controlled Affiliate License Agreement, dated as of November 30, 2000, among the Company, the BCBSA and HMO Missouri, except in each case where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company's Subsidiaries that is required by the BCBSA as of the date hereof, or that will be required by the BCBSA as of the Time of Purchase or the Additional Time of Purchase, to be a party to a Blue Cross Affiliate License Agreement or a Blue Shield Affiliate License Agreement is in full compliance with the requirements of such agreement, except in each case where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (o) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

          (p) except as described in the Registration Statement and Prospectus, there are no private or governmental actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of its Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would, individually or in the aggregate, reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby in the manner contemplated hereby;

          (q) the audited financial statements included in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the financial statements included in the Registration Statement and Prospectus comply in all material respects with the applicable accounting requirements of Regulation S-X of the Act; the other financial and statistical data set forth in the Registration Statement and Prospectus have been prepared on a basis consistent with the financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and Prospectus that are not included as required;

          (r) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and its Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries, other than in the ordinary course of business and, with respect to the capitalization of the Company, resulting from the exercise of employee stock options, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor its Subsidiaries has any contingent obligation which is not disclosed in the Registration Statement and which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (s) the Company has obtained the agreement (the "Lock-Up Letter Agreement") of the Selling Stockholder, each of the Company's directors and the Company's five "named executive officers" that for a period of 90 days after the date of the Prospectus, without the prior written consent of UBS Warburg LLC ("UBS Warburg"), such person or entity will not (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act (as hereinafter defined), any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except in connection with (w) the offer and sale of the Shares pursuant to this Agreement, (x) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of a Lock-Up Letter Agreement, (y) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of a Lock-Up Letter Agreement or (z) in connection with a simultaneous sale of all of the Common Stock of the Company (by means of a merger, consolidation or otherwise);

          (t) the Company and the Subsidiaries have good and marketable title to all property (real and personal) described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the property being held under lease by the Company and the Subsidiaries are held under valid, subsisting and, with respect to the Company or such Subsidiary, enforceable leases;

          (u) the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which it is engaged. All policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (v) neither the Company nor any of the Subsidiaries has either sent or received any notice of termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement;

          (w) all statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

          (x) neither the Company nor any of the Subsidiaries or any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (y) the Company and the Subsidiaries own or have obtained licenses (which such licenses are enforceable against the Company and/or the Subsidiaries, as applicable, and, to the Company's knowledge, the other parties thereto) for the patents, patent applications, inventions, technology, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, trade secrets and rights described in the Prospectus as being owned or used by or licensed to the Company and the Subsidiaries or necessary for the conduct of their business as currently conducted (collectively, the "Intellectual Property"), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there are no rights of third parties to any such Intellectual Property; (ii) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would infringe upon or otherwise violate commercialization of its product candidates described in the Prospectus, any trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

          (z) the Company and the Subsidiaries have not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (aa) the Company and the Subsidiaries have not violated any federal, state, local or foreign law or regulation relating to discrimination in the hiring, promotion or pay of employees or any applicable wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1976, as amended, or the rules and regulations promulgated thereunder or any similar act or law which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

          (bb) the Company and the Subsidiaries have not violated any federal, state, local or foreign law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

          (cc) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (dd) the Company and the Subsidiaries have filed all material federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All material payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (ee) The Company has not distributed and will not distribute, prior to the later of the Additional Time of Purchase and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus or the Registration Statement;

          (ff) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange ("NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing;

          (gg) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          (hh) Any certificate signed by an officer of the Company or any Subsidiary delivered to you or to counsel for the Underwriters pursuant to this Agreement or in connection with the Closing contemplated hereby shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

          (a) the Selling Stockholder now is and at the Time of Purchase and the Additional Time of Purchase will be the lawful beneficial owner of the Selling Stockholder Shares then to be sold by the Selling Stockholder pursuant to this Agreement; the trustee, under the Voting Trust and Divestiture Agreement ("Voting Trust Agreement") dated as of November 30, 2000, pursuant to which the Selling Stockholder Shares are held by such trustee, has and, at the time of delivery thereof, will have valid and marketable title to the Selling Stockholder Shares, free and clear of any claim, lien, encumbrance, security interest, community property right, equities, claims or other defect in title, or other restriction on transfer, except for such restrictions as (i) are generally applicable to holders of Common Stock and described in the Registration Statement and Prospectus and (ii) as are set forth in the Voting Trust Agreement and the Registration Rights Agreement (as defined herein) and which shall terminate as to the Selling Stockholder Shares upon delivery of the Selling Stockholder Shares to the Underwriters; the Selling Stockholder is the sole beneficiary of the Selling Stockholder Shares held by the trustee under the Voting Trust Agreement;

          (b) the Selling Stockholder has caused the trustee under the Voting Trust Agreement to duly endorse the Selling Stockholder Shares in blank, and upon delivery of and payment for the Selling Stockholder Shares (whether at the Time of Purchase or the Additional Time of Purchase), assuming each

     Underwriter has no notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")), (i) each Underwriter will acquire valid and marketable title to the Selling Stockholder Shares free and clear of any claim, lien, encumbrance, security interest, community property right, equities, claims or other defect in title, or other restriction on transfer, except for such restrictions as are generally applicable to holders of Common Stock described in the Registration Statement and Prospectus and (ii) each Underwriter that has purchased Selling Stockholder Shares delivered at the Time of Purchase or at the Additional Time of Purchase, as the case may be, to DTC by making payment therefor as provided herein, and that has had such Selling Stockholder Shares credited to the securities account or accounts of such Underwriters maintained with DTC, will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC), and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to the Selling Stockholder Shares;

          (c) the Selling Stockholder has and at the time of delivery of the Selling Stockholder Shares (whether at the Time of Purchase or the Additional Time of Purchase) will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and cause to deliver the Selling Stockholder Shares in the manner provided in this Agreement;

          (d) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

          (e) Certificates in negotiable form for all the Shares to be sold by the Selling Stockholder under this Agreement have been validly placed in custody with the Custodian for the purpose of effecting delivery under this Agreement, under a Custody Agreement duly authorized executed and delivered by the Selling Stockholder, in the form furnished to you (the "Custody Agreement"), with ____ as Custodian (the "Custodian"). The Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder. The Selling Stockholder agrees the Shares represented by the certificates are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Stockholder, by operation of law, by the dissolution of the Selling Stockholder, or by the occurrence of any other event. If any of the events referred to in the immediately preceding sentence should occur, or any other event should occur, before the delivery of the Shares to be sold by the Selling Stockholder hereunder, the documents evidencing the

     Shares to be sold by the Selling Stockholder then in custody with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred, regardless of whether or not the Custodian shall have received notice thereof;

          (f) Neither the execution, delivery and performance of this Agreement, the issuance and sale of the Shares being sold by the Selling Stockholder nor the consummation of any other of the transactions contemplated herein or in the Custody Agreement or the fulfillment of the terms hereof and thereof, will conflict with, result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Selling Stockholder, nor will it conflict with, result in a material breach or violation of, or constitute a material default under the terms of any license, indenture mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Selling Stockholder is a party or bound (or to which any of its property or assets is subject) or any material law, or any judgment, order or decree applicable to the Selling Stockholder;

          (g) the proper officers of the Selling Stockholder are duly authorized to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby, for and on behalf of the Selling Stockholder and to cause the delivery of the Selling Stockholder Shares and receive payment therefor pursuant hereto;

          (h) the Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and the Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and Prospectus;

          (i) the Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (j) when the Registration Statement becomes effective, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall only apply to statements contained in the Registration Statement or Prospectus in the last sentence of the first paragraph on the outside front cover page of the Prospectus and the third and fourth sentences under the caption "Prospectus summary - Reorganization"; the second paragraph under the caption "Risk factors - Trading volume for our common stock has been limited..."; all but the last three sentences of the caption "Risk factors - We will not be able to sell or merge without the approval of the Foundation..."; all but the last two sentences under the caption "Risk factors - Our directors will be able to control the outcome of all matters..."; the first sentence under the caption "Risk factors - The Foundation may have interests in our company..."; the first sentence of the last paragraph under the caption "Risk factors - The Foundation's registration rights and obligations to sell..."; the third bullet in the third paragraph and the fourth, fifth, sixth, eighth, ninth, tenth and eleventh paragraphs under the caption "Reorganization"; and "Related party transactions - Transactions with the Missouri Foundation for Health" relating to the Selling Stockholder and omissions from such statements (the "Selling Stockholder Information"). The Selling Stockholder is not prompted to offer and sell the Selling Stockholder Shares hereunder by any material nonpublic information concerning the Company or any subsidiary of the Company which is not set forth in the Registration Statement and Prospectus;

          (k) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Selling Stockholder Shares or the consummation by the Selling Stockholder of the transaction as contemplated hereby, other than registration of the offer and sale of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Selling Stockholder Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

          (l) except as described in the Registration Statement and Prospectus, there are no private or governmental actions, suits, claims, investigations or proceedings pending or threatened to which the Selling Stockholder or any of its respective officers is a party or of which any of its properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could reasonably be expected to prevent consummation of the transactions contemplated hereby in the manner contemplated hereby, including the offer and sale of the Selling Stockholder Shares at the Time of Purchase and the Additional Time of Purchase;

          (m) any certificate signed by or on behalf of the Selling Stockholder and delivered to you or to counsel for the Underwriters in connection with the offering of the Selling Stockholder Shares shall be deemed to be a representation and warranty by the Selling Stockholder, as to the matters covered thereby, to each Underwriter.

          5. Certain Covenants of the Sellers. The Company hereby agrees:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule

     430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such rules);

          (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

          (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

          (f) if necessary or appropriate, to file promptly a registration statement pursuant to Rule 462(b) under the Act;

          (g) upon your request, to furnish to you and each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such communications, documents or information becomes available;

          (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (i) to make generally available to its security holders, and to deliver to you, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act);

          (j) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and of cash flow of the Company) for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

          (k) to furnish to you conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) in such quantities as you shall reasonably request for distribution to each of the Underwriters;

          (l) to furnish to you as early as practicable prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(d) hereof;

          (m) not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company;

          (n) to apply the net proceeds from the sale of the Company Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

          (o) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

          (p) not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, for a period of 90 days after the date hereof, without the prior written consent of UBS Warburg, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement,
     (ii) issuances of Common Stock upon the exercise of outstanding options, warrants and debentures disclosed as outstanding in the Registration Statement, (iii) the granting of options and the issuances of Common Stock upon the exercise thereof pursuant to stock option and employee benefit plans of the Company described in the Registration Statement and Prospectus and the Company's 2001 Stock Incentive Plan, and (iv) issuances as consideration for the acquisition of assets, businesses or companies.

          The Selling Stockholder agrees:

          (q) not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares; and

          (r) for a period of 90 days after the date of the Prospectus, without the prior written consent of UBS Warburg, not to (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act (as hereinafter defined), any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except in connection with (w) the offer and sale of the Shares pursuant to this Agreement, (x) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of a Lock-Up Letter Agreement, (y) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of a Lock-Up Letter Agreement or (z) in connection with a simultaneous sale of all of the Common Stock of the Company (by means of a merger, consolidation or otherwise).

          6. Payment of Expenses. The Company agrees with each Underwriter to pay all expenses, fees and taxes (other than any transfer taxes incurred by the Underwriters for the resale of the Shares and, except as set forth under Section 7 hereof and (iv) and (vi) below, fees and disbursements of counsel for the Underwriters, such transfer taxes, counsel fees and disbursements to be paid by the Underwriters) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company and the Selling Stockholder (subject, in the case of the Selling Stockholder, to the next sentence), (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, the Custody Agreement and the Powers of Attorney and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers,
(v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NYSE and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the NASD (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters), and (vii) the performance of the Company's and the Selling Stockholder's other obligations hereunder (subject, in the case of the Selling Stockholder, to the next sentence). The Selling Stockholder will pay or cause to be paid the fees and expenses of its counsel, agents or advisors and other costs and expenses for which it is responsible under the terms of the Registration Rights Agreement, dated November 30, 2000, between the Selling Stockholder and the Company (the "Registration Rights Agreement").

          7. Reimbursement of Underwriters' Expenses.

          (a) If the Company Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 10 hereof, the default by the Selling Stockholder of its obligations hereunder or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in

     Section 6 hereof, reimburse the Selling Stockholder and the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their respective counsel.

          (b) If the Selling Stockholder Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 10 hereof, the default by the Company of its obligations hereunder or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Selling Stockholder shall, in addition to paying the amounts described in Section 6 hereof, reimburse the Company and the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their respective counsel.

          8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained in Sections 3 and 4 hereof respectively, on the date hereof and at the Time of Purchase (and the several obligations of the Underwriters at the Additional Time of Purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained in Sections 3 and 4 hereof respectively on the date hereof and at the Time of Purchase (unless previously waived) and at the Additional Time of Purchase, as the case may be), (ii) the performance by the Sellers of their obligations hereunder and (iii) to the following additional conditions precedent:

          (a) The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, an opinion of Lewis, Rice & Fingersh, LC, counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

               (ii) each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business;

               (iii) the Company and its Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Company and its Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

               (iv) this Agreement has been duly authorized, executed and delivered by the Company;

               (v) the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to and paid for by the Underwriters, will be duly and validly and issued and will be fully paid and non-assessable;

               (vi) the Company has authorized and outstanding shares of capital stock as set forth in the Registration Statement and Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and, except as described in the Registration Statement and Prospectus, are free of any preemptive rights, resale rights, rights of first refusal and similar rights under the Delaware General Corporation Law ("DGCL") or under any contract, agreement or instrument known to such counsel; the Shares to be issued and sold by the Company will be, and the Shares to be sold by the Selling Stockholder are, free of any preemptive rights, resale rights, rights of first refusal and similar rights under the DGCL or under any contract, agreement or instrument known to such counsel, other than, in the case of the Shares to be sold by the Selling Stockholder, those rights described in the Registration Statement and Prospectus arising under the Registration Rights Agreement; the certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the DGCL, and the holders of the Shares will not be subject to personal liability by reason of being such holders;

               (vii) to the knowledge of such counsel, other than the Subsidiaries and except as disclosed in the Registration Statement, the Company does not own or control, directly or indirectly, any corporation, association or other entity; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and, except with respect to any obligations of the members of Epoch set forth in the Epoch Operating Agreement, are non-assessable and, except as otherwise stated in the Registration Statement, are owned by the Company, in each case subject to no perfected security interest or, to such counsel's knowledge, other encumbrance or adverse claims, except as stated in the Registration Statement and Prospectus with respect to the pledge of the shares of the Company's direct Subsidiaries to secure the obligations of the Company under its credit agreement; to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except for those buy-sell arrangements with respect to Epoch set forth in Section 7.8 of the Epoch Operating Agreement;

               (viii) the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and Prospectus;

               (ix) the Registration Statement and Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act;

               (x) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

               (xi) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required on the part of the Company in connection with the issuance and sale of the Shares and consummation by the Company of the transaction as contemplated hereby other than registration of the Shares under the Act and except for such other approvals, authorizations, consents, orders and filings as have been obtained or made (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD);

               (xii) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under), (a) any provisions of the charter or by-laws of the Company or any of its Subsidiaries, (b) any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (c) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except for, in the case of clauses (b) and
          (c), those conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect ;

               (xiii) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is (a) in violation of its charter or by-laws or
          (b) is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any license, indenture, mortgage, deed of trust, bank loan or any other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or (c) is in breach of, or in default under, any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries except for, in the case of clauses (b) and (c), those breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (xiv) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described as required;

               (xv) to such counsel's knowledge, there are no private or governmental actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its Subsidiaries is subject or of which any of their respective properties is subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described as required;

               (xvi) the Company is not, and after the offering and sale of the Shares, will not be, an "investment company" or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act;

               (xvii) such counsel has read the statements in the Prospectus under the captions listed in Exhibit B attached hereto and, insofar as such statements are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects; and

               (xviii) except as described in the Registration Statement and Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument known to such counsel, to cause the Company to register under the Act any shares of capital stock or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby; and to such counsel's knowledge, except as described in the Registration Statement and Prospectus, no person is entitled to registration rights with respect to shares of capital stock or other securities of the Company.

          In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (viii), (ix) and (xviii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the Time of Purchase or Additional Time of Purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

          (b) The Selling Stockholder shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, an opinion of Blackwell Sanders Peper Martin LLP, counsel for the Selling Stockholder, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

               (i) this Agreement and the Custody Agreement have been duly executed and delivered by or on behalf of the Selling Stockholder;

               (ii) Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and cause to deliver the Shares to be sold by the Selling Stockholder in the manner provided in this Agreement;

               (iii) delivery of certificates for the Selling Stockholder Shares pursuant hereto will pass valid and marketable title thereto to the Underwriters (assuming each such Underwriter has no notice of any adverse claim), free and clear of any claim, lien, encumbrance, security interest, community property right, or other defect in title or restriction on transfer, except for such restrictions as are generally applicable to holders of Common Stock and as are described in the Registration Statement and the Prospectus;

               (iv) assuming each Underwriter has no notice of any adverse claim (within the meaning of Section 8-105 of the UCC), (i) each Underwriter has acquired valid and marketable title to the Selling Stockholder Shares free and clear of any claim, lien, encumbrance, security interest, community property right, equities, claims or other defect in title, or other restriction on transfer, except for such restrictions as are generally applicable to holders of Common Stock described in the Registration Statement and Prospectus and (ii) each Underwriter that has purchased Selling Stockholder Shares delivered at the Time of Purchase or at the Additional Time of Purchase, as the case may be, to DTC by making payment therefor as provided herein, and that has had such Selling Stockholder Shares credited to the securities account or accounts of such Underwriters maintained with DTC, has acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC), and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to the Selling Stockholder Shares;

               (v) the proper officers of the Selling Stockholder have been duly authorized to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby for and on behalf of the Selling Stockholder and to deliver the Shares to be sold by the Selling Stockholder; and

               (vi) to such counsel's knowledge, the statements in the Prospectus relating to the Selling Stockholder in the last sentence of the first paragraph on the outside front cover page of the Prospectus and the first sentence under the caption "Risk factors - The Foundation may have interests in our company..." are accurate in all material respects.

          (c) You shall have received at the Time of Purchase and at the Additional Time of Purchase, as the case may be, the favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and such other related matters as the Underwriters may require.

          (d) You shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, the date of this Agreement and the Time of Purchase and Additional Time of Purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Dewey Ballantine LLP, counsel for the Underwriters.

          (e) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you reasonably object in writing.

          (f) The Registration Statement shall become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company, the Selling Stockholder and you in writing or by telephone, confirmed in writing; provided, however, that the Company, the Selling Stockholder and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

          (g) Prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (h) Between the time of execution of this Agreement and the Time of Purchase or the Additional Time of Purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition of the Company and its Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus) shall have been entered into by the Company or any of its Subsidiaries.

          (i) Each of the Company and the Selling Stockholder will, at the Time of Purchase or Additional Time of Purchase, as the case may be, as to itself and not as to the other, deliver to you a certificate of the Company or the Selling Stockholder, as the case may be, signed by two of its executive officers to the effect that the representations and warranties of the Company and the Selling Stockholder, as the case may be, as set forth in this Agreement are true and correct as of such date, that the Company and the Selling Stockholder, as the case may be, shall perform such of its obligations under this Agreement as are to be performed at or before the Time of Purchase and at or before the Additional Time of Purchase, as the case may be, and the conditions set forth in paragraphs (f) and (g) of this
     Section 8 have been met.

          (j) You shall have received Lock-Up Letter Agreements, dated the date of this Agreement, from the Selling Stockholder, each of the Company's directors and the Company's five "named executive officers" to the effect specified in Section 3(s) hereof;

          (k) Between the time of execution of this Agreement and the Time of Purchase or Additional Time of Purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or
     (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act.

          The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and Prospectus as of the Time of Purchase and the Additional Time of Purchase, as the case may be, as you may reasonably request.

          9. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, which would in your judgment make it impracticable to market the Shares, or (z) there shall have occurred any downgrading, or any notice shall have been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or (ii) if, at any time prior to the Time of Purchase or, with respect to the purchase of any Additional Shares, the Additional Time of Purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or (iii) if a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracticable to market the Shares.

          If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly by letter or telegram from such terminating Underwriter.

          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholder, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6, 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholder under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

          10. Increase in Underwriters' Commitments. Subject to Sections 8 and 9, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of
Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholder agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

          The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

          If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Stockholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          11. Indemnity and Contribution.

          (a) The Company and the Selling Stockholder jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact
(i) contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, or (ii) contained in the Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except in the case of clause (i) or (ii) above, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with the Underwriter Information or arises out of or is based upon any omission or alleged omission to state a material fact in connection with the Underwriter Information that is required to be stated in the Registration Statement or

Prospectus or necessary to make the Underwriter Information (with respect to the Prospectus, in light of the circumstances under which it was made) not misleading; provided, further that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 11(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Shares, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to you, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus, unless the failure to send or give a copy of the Prospectus to such person was the result of noncompliance by the Company with Section 5(b) hereof.

          In making a claim for indemnification or contribution under this
Section 11 by any indemnified party against the Company or the Selling Stockholder, and subject to the further provisions of this paragraph, any such indemnified party: (i) may proceed, with respect to a claim for indemnification or contribution based on or arising out of the Selling Stockholder Information, against either the Company or the Selling Stockholder and (ii) may proceed, with respect to a claim for indemnification or contribution not based on or arising out of the Selling Stockholder Information, against the Company only, or against both the Company and the Selling Stockholder jointly, but may not proceed solely against the Selling Stockholder. Except with respect to a claim for indemnification or contribution based on or arising out of the Selling Stockholder Information (as to which the following restrictions shall not apply), in the event that an indemnified party is entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred as contemplated by this Section 11(a), as a precondition to any indemnified party obtaining indemnification or contribution from the Selling Stockholder, any such indemnified party shall first: (a) (i) obtain a final judgment from a trial court of competent jurisdiction that such indemnified party is entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company and the Selling Stockholder and (ii) seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction and pursuing appropriate legal actions to satisfy the Final Judgment, or (b) obtain a final determination from a trial court of competent jurisdiction that such indemnity or contribution is unenforceable against the Company (a "Final Determination"). If such Final Determination has been obtained, or such Final Judgment shall remain unsatisfied in whole or in part 30 days following the date of receipt by the Company of such demand, such indemnified party shall have the right to make demand directly on the Selling Stockholder (but, in the case of a Final Judgment, only if and to the extent the Company has not already satisfied such Final Judgment). Such indemnified party shall, however, be relieved of its obligation to first obtain a Final Determination or, in the case of a Final Judgment, to first seek to obtain payment from the Company with respect to such Final Judgment as required by this Section 11, if (w) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code") and such order remains unstayed and in effect for 60 days, (x) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code and such order remains unstayed and in effect for 60 days, (y) the Company makes an assignment for the benefit of its creditors, or (z) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets and such order remains unstayed and in effect for 60 days.

          If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Selling Stockholder pursuant to the first paragraph of this Section 11(a), such Underwriter or such person shall promptly notify the Company and the Selling Stockholder in writing of the institution of such Proceeding and the Company or the Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Selling Stockholder shall not relieve the Company or the Selling Stockholder from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or the Selling Stockholder (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Stockholder, as the case may be, and paid as incurred (it being understood, however, that the Company or the Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or the Selling Stockholder shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Company or the Selling Stockholder, the Company or the Selling Stockholder agrees (only to the extent that the relevant party has provided such written consent) to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Stockholder and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, or common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information (with respect to the Prospectus, in light of the circumstances under which it was made) not misleading. Each of the Company and the Selling Stockholder acknowledge and agree that the that the only information defined as "Underwriter Information" in this Agreement shall be the statements set forth in the fifth, seventh, eighth and ninth paragraphs under the caption "Underwriting" in the Prospectus.

          If any Proceeding is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Selling Stockholder or any such person or otherwise. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          (c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 11 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

          (d) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

          (e) The indemnity and contribution agreements contained in this
Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, the Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

          (f) Anything to the contrary hereunder notwithstanding (but without affecting the indemnification and contribution obligations of the Company and the Selling Stockholders to the Underwriters and other indemnified parties described in Section 11(a) hereof), the Registration Rights Agreement shall govern the indemnification and contribution obligations between the Company and the Selling Stockholder with respect to the sale of Shares hereunder.


          12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department and Salomon Smith Barney Inc., 388 Greenwich Street, New York, N.Y. 10013, Attention: General Counsel; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at RightCHOICE Managed Care, Inc., 1831 Chestnut Street, St. Louis, MO 63103-2275, Attention: President, and, if to the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Selling Stockholder at 211 North Broadway, 22nd Floor, St. Louis, Missouri 63102, Attention:
Chairperson.


          13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

          14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholder consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg or any indemnified party. Each of UBS Warburg, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholder waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder agree that a Final Determination or Final Judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or the Selling Stockholder, as the case may be, subject to the limitations set forth in Section 11(a) of this Agreement with respect to actions, proceedings or claims brought against the Selling Stockholder, and may be enforced in any other courts in the jurisdiction of which the Company or the Selling Stockholder, as the case may be, is or may be subject, by suit upon such judgment.

          15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholder and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

          16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

          17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Selling Stockholder and their respective successors and assigns and any successor or assign of any substantial portion of the Company's, the Selling Stockholder's and any of the Underwriters' respective businesses and/or assets.

          18. Miscellaneous. UBS Warburg, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg. Because UBS Warburg is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

          A lending affiliate of UBS Warburg may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg.

          If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the Underwriters, severally.

                                       Very truly yours,

                                       RIGHTCHOICE MANAGED CARE, INC.


                                       By: ______________________________

                                       Title:____________________________


                                       THE MISSOURI FOUNDATION FOR HEALTH


                                       By: ______________________________

                                       Title:____________________________


Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS WARBURG LLC
SALOMON SMITH BARNEY INC.
FOX-PITT, KELTON INC.
STIFEL, NICOLAUS & COMPANY INCORPORATED









By:  UBS WARBURG LLC


By:  _________________________

Title:________________________


By:  _________________________

Title:________________________


By: SALOMON SMITH BARNEY INC.

By:__________________________

Title:_________________________

                                   SCHEDULE A



                                                                      Number of
Underwriter                                                          Firm Shares
-----------                                                          -----------
UBS WARBURG LLC
SALOMON SMITH BARNEY INC.
FOX-PITT, KELTON INC.
STIFEL, NICOLAUS & COMPANY INCORPORATED




                                                                      ---------
                  Total...............................                3,500,000
                                                                      =========

                                   SCHEDULE B


                                                           Number of
Stock Seller                                              Firm Shares
------------                                              -----------
RightCHOICE Managed Care, Inc.                               750,000
The Missouri Foundation For Health                         2,750,000






                                                           ---------
         Total.........................                    3,500,000
                                                           =========

                                    EXHIBIT A


                              List of Subsidiaries



                                                               Percentages Owned
   Subsidiary           Jurisdiction of Incorporation           by the Company
   ----------           -----------------------------          -----------------







                                    EXHIBIT B

"Prospectus summary - Reorganization"; the second paragraph under "Risk factors
- Trading volume for our common stock has been limited..."; "Risk factors - Our Blue Cross and Blue Shield license agreements could terminate..."; "Risk factors
- We will not be able to sell or merge without the approval of the Foundation..."; "Risk factors - Our directors will be able to control the outcome of all matters..."; "Risk factors - The Foundation's registration rights and obligations to sell..."; "Risk factors - Provisions in our charter documents..."; "Risk factors - We are now a defendant in a class action lawsuit..."; "Risk factors - If the court finds in a pending appeal that Blue Cross and Blue Shield of Missouri..."; the second paragraph under "Use of Proceeds"; the fifth paragraph under "Management's discussion and analysis of financial condition and results of operations - Liquidity and Capital Resources"; "Management's discussion and analysis of financial condition and results of operations - Quantitative and Qualitative Disclosure About Market Risk - Long Term Debt"; "Management's discussion and analysis of financial condition and results of operations - Health Insurance Portability and Accountability Act of 1996"; the first sentence of the fourth paragraph under "Business - Information Technology"; "Business - Blue Cross and Blue Shield Licenses"; "Business - Regulation"; "Business - Legal Proceedings"; "Management
- CEO Employment Agreement"; "Management - Severance Agreements"; "Management - Benefit Plans"; "Reorganization"; "Related party transactions"; and Description of capital stock".